Exhibit 99.1

Memorial Production Partners LP Announces Appointment of P. Michael Highum to

Board of Directors

HOUSTON, TEXAS, March 7, 2012—Memorial Production Partners LP (NASDAQ: MEMP) announced today that, effective March 7, 2012, P. Michael Highum has been appointed as an independent director to the Board of Directors of its general partner, Memorial Production Partners GP LLC.

Mr. Highum is a veteran energy executive with over 30 years of oil and gas experience. Subsequent to his retirement in 2001, he has been primarily involved in managing his private investments. From 2002 to 2006, Mr. Highum served as an advisor to Fidelity Investments, where he helped establish and develop FIML Natural Resources LLC, an oil and gas exploration and production company. From 1995 to 2001, Mr. Highum served as a Director (and President in 1999) of the Colorado Oil and Gas Association. He co-founded HS & Associates in 1978, which was the predecessor to the NYSE-listed HS Resources, Inc., an independent oil and gas exploration and production company (later sold to Kerr McGee Corporation in 2001), where he served as President and Director. Prior to HS & Associates, Mr. Highum practiced corporate law in the San Francisco office of Pillsbury, Madison & Sutro, LLP. Mr. Highum received a B.A. from the University of California at Berkeley in 1973 and a J.D. from the University of California, Hastings College of Law in 1976.

“We are pleased to welcome Michael to our board of directors, considering his extensive executive management and energy investment experience,” said John A. Weinzierl, Chairman and Chief Executive Officer of Memorial Production Partners GP LLC. “His industry specific background and entrepreneurial history will add tremendous value to MEMP and we look forward to working with him to enhance value for our unitholders.”

Memorial Production Partners LP is a Delaware limited partnership that was formed to own and acquire oil and natural gas properties in North America. MEMP’s properties are located in South and East Texas and consist of mature, legacy onshore oil and natural gas reservoirs. MEMP is headquartered in Houston, Texas. For more information, visit www.memorialpp.com.

This press release may include “forward-looking statements” as defined by the Securities and Exchange Commission (“SEC”). All statements, other than statements of historical facts, included in this press release that address activities, events or developments that MEMP expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by MEMP based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of MEMP, which may cause our actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to financial performance and results, the availability of sufficient cash flow to pay distributions and execute our business plan, the prices of and demand for natural gas and oil, our ability to replace reserves and efficiently develop our current reserves and other important factors that could cause actual results to differ materially from those projected as described in MEMP’s reports filed with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement. For a more complete list of these risk factors, please read MEMP’s filings with the SEC, which are available on MEMP’s Investor Relations website at http://investor.memorialpp.com/sec or on the SEC’s website at www.sec.gov. MEMP undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release.

Contact

Memorial Production Partners LP

Ronnetta Eaton—Manager, Investor Relations

(713) 588-8350

ir@memorialpp.com